EXHIBIT 23(b)



              [LETTERHEAD OF FOULSTON & SIEFKIN]



                         May 24, 1996



Southwestern Public Service Company
SPS Tower
Tyler at Sixth Street
Amarillo, Texas  79170

Dear Sirs:

          In connection with the registration statement on Form
S-3 relating to the registration of Debt Securities and Preferred Stock of Southwestern Public Service Company, we hereby consent to the references to our firm in the prospectus filed as a part of such registration statement and the documents incorporated by reference therein.

                                   Very truly yours,

                                   FOULSTON & SIEFKIN
                                   Topeka Office

                                   /s/James L. Grimes, Jr.
                                   ----------------------------
                                   James L. Grimes, Jr.